As filed with the Securities and Exchange Commission on June 21, 1999
                                                                 File No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                                   ------

                              GATX CORPORATION
           (Exact name of registrant as specified in its charter)
           New York                                     36-1124040
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


        500 West Monroe Street                              60661
          Chicago, Illinois                               (Zip Code)
(Address of principal executive offices)





                              GATX CORPORATION
                               1995 LONG TERM
                        INCENTIVE COMPENSATION PLAN
                          (Full title of the plan)

                             Ronald J. Ciancio
                         Assistant General Counsel
                           500 West Monroe Street
                          Chicago, Illinois 60661
                  (Name and Address of Agent for Service)

                               (312) 621-6200
       (Telephone Number, including area code, of Agent for Service)

                             -------------------


                      CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
                                          Maximum       Maximum
                                          Offering      Aggregate     Amount of
Title of Securities       Amount to be    Price         Offering   Registration
to be Registered          Registered      Per Share*    Price*         Fee
--------------------------------------------------------------------------------

Common Stock,
$.625 par value.........   2,000,000
                            Shares        $37.625      $75,250,000  $20,920
================================================================================

  * Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on June 16, 1999.

Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No.33-61183 (the "Prior Registration Statement") are incorporated herein by reference. This Registration Statement covers 2,000,000 additional shares issuable under the 1995 Long Term Incentive Compensation Plan.


                                  PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by GATX Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

         The validity of the additional shares of Common Stock offered hereby will be passed upon by Ronald J. Ciancio, Assistant General Counsel of the Company. Mr. Ciancio owns 3,985 shares of Common Stock and holds options to purchase 21,600 shares of Common Stock.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 17th day of June, 1999.

                              GATX CORPORATION


                                   /s/ William L.Chambers
                              By  -----------------------------------
                                  William L. Chambers
                                  Vice President, Human Resources


                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ronald J. Ciancio and David B. Anderson, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 relating to 2,000,000 additional shares of Common Stock issuable under the GATX 1995 Long Term Incentive Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of June, 1999.


/s/ Ronald H. Zech                      /s/ David M. Edwards
------------------------------------    ---------------------------------------
Ronald H. Zech, Chairman, President,    David M. Edwards, Senior Vice President
ChiefExecutive Officer and Director     and Chief Financial Officer


/s/ Ralph L. O'Hara                      /s/ James M. Denny
------------------------------------     --------------------------------------
Ralph L. O'Hara, Controller and          James M. Denny, Director
Chief Accounting Officer


/s/ Richard M. Fairbanks                /s/ William C. Foote
------------------------------------    ---------------------------------------
Richard M. Fairbanks, Director          William C. Foote, Director


/s/ Deborah M. Fretz                    /s/ Richard A. Giesen
------------------------------------    ---------------------------------------
Deborah M. Fretz, Director              Richard A. Giesen, Director


/s/ Miles L. Marsh                      /s/ Michael E. Murphy
------------------------------------    ---------------------------------------
Miles L. Marsh, Director                Michael E. Murphy, Director


/s/ John W. Rogers, Jr.
------------------------------------
John W. Rogers, Jr., Director

                             INDEX TO EXHIBITS
                             -----------------
Exhibit
Number          Description of Document
-------         -----------------------

5               Opinion of Ronald J. Ciancio, Esq.

23.1            Consent of Ernst & Young LLP

23.2 Consent of Ronald J. Ciancio (included in his opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included with signature page to the registration statement)